   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1997

                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AUTOIMMUNE INC.
               (Exact name of issuer as specified in its charter)

     DELAWARE                                      13-3489062
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)



              128 SPRING STREET, LEXINGTON, MASSACHUSETTS  02173
                   (Address of principal executive offices)
                           -------------------------


                                AUTOIMMUNE INC.
                  AMENDED AND RESTATED 1988 STOCK OPTION PLAN
                             (Full title of plan)

                              -------------------

                            ROBERT C. BISHOP, PH.D.
                            CHIEF EXECUTIVE OFFICER
                                AUTOIMMUNE INC.
                               128 SPRING STREET
                        LEXINGTON, MASSACHUSETTS  02173
                                (617) 860-0710
          (Name, address, and telephone number of agent for service)

                                   Copy to:

                          CONSTANTINE ALEXANDER, ESQ.
                         NUTTER, MCCLENNEN & FISH, LLP
                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699
                                (617) 439-2000

                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                         PROPOSED           PROPOSED
                                                         MAXIMUM            MAXIMUM           AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT BEING     OFFERING PRICE      AGGREGATE         REGISTRATION
 TO BE REGISTERED                    REGISTERED (1)     PER SHARE (2)    OFFERING PRICE (2)       FEE
---------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value per share             600,000 shares          $2.84375           $1,706,250        $503.34
=========================================================================================================

-------------------------------------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to certain antidilution provisions of the Registrant's Amended and Restated 1988 Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices per share of Common Stock reported on the Nasdaq/NMS on December 3, 1997.

================================================================================

     Shares covered by this Registration Statement are issuable from time to time upon the exercise of stock options granted or to be granted under the AutoImmune Inc. Amended and Restated 1988 Stock Option Plan (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (Registration No. 33-69534) filed with the Securities and Exchange Commission on September 28, 1993, in respect of the original 2,500,000 shares of the Common Stock of AutoImmune Inc. issued or issuable under the Plan, and the Registration Statement on Form S-8 (Registration No. 33-93016) filed with the Securities and Exchange Commission on June 2, 1995 in respect of an additional 600,000 shares of the Common Stock of Auto Immune Inc. issued or issuable under the Plan, including any statement contained in a document incorporated or deemed to be incorporated by reference into said Registration Statements, are incorporated by reference into this Registration Statement.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on the 3rd day of December, 1997.

                                                AUTOIMMUNE INC.

                                                By: /s/Robert C. Bishop
                                                    ----------------------------
                                                    Robert C. Bishop, Ph.D.
                                                    President and Chief
                                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.



/s/Robert C. Bishop                                            December 3, 1997
--------------------------------------------------------
Robert C. Bishop
President, Chief Executive Officer
and Director

/s/Heather Ellerkamp                                            December 3, 1997
--------------------------------------------------------
Heather Ellerkamp
Acting Chief Financial Officer and Treasurer

/s/Barry Weinberg                                               December 3, 1997
--------------------------------------------------------
Barry Weinberg
Chairman of the Board of Directors

/s/Hugh A. D'Andrade                                            December 3, 1997
--------------------------------------------------------
Hugh A. D'Andrade
Director

/s/Allan R. Ferguson                                            December 3, 1997
--------------------------------------------------------
Allan R. Ferguson
Director

/s/R. John Fletcher                                             December 3, 1997
---------------------------------------------------------
R. John Fletcher
Director

/s/Henri A. Termeer                                             December 3, 1997
--------------------------------------------------------
Henri A. Termeer
Director

                                 EXHIBIT INDEX



Exhibit
Number                                                             Page
-------                                                            ----
    4.1  AutoImmune Inc. Amended and Restated 1988 Stock            *
         Option Plan
    4.3  Specimen Common Stock Certificate                          **
    5    Opinion of Nutter, McClennen & Fish, LLP
   23.1  Consent of Nutter, McClennen & Fish, LLP (contained in
         Exhibit 5 herewith)
   23.2  Consent of Price Waterhouse LLP

-------------------------------------------------------------------------
* Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
         (File No. 33-55430).
** Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8
         (File No. 33-93016)